As filed with the Securities and Exchange Commission on August 14, 2025

Registration No. 333-234567

Registration No. 333-255723

Registration No. 333-265773

Registration No. 333-272993

Registration No. 333-279190

Registration No. 333-183899

Registration No. 333-267187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-234567

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-255723

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-265773

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-272993

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-279190

Post Effective Amendment No. 1 to Form S-3 Registration No. 333-183899

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-267187

UNDER

THE SECURITIES ACT OF 1933

STREAMLINE HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28132	31-1455414
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

(203) 883-9490

(Address of Principal Executive Offices) (Zip Code)

Bryant J. Reeves, III

Chief Financial Officer

2400 Old Milton Pkwy., Box 1353

Alpharetta, Georgia 30009

(888) 997-8732

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to: David W. Ghegan Cody M. Mathis Troutman Pepper Locke LLP 600 Peachtree Street NE, Suite 3000 Atlanta, Georgia 30308 (404) 885-3139

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE − DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each, a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Streamline Health Solutions, Inc., a Delaware corporation (the “Registrant”):

●

Registration Statement on Form S-3 (No. 333‑234567), filed with the SEC on November 7, 2019, pertaining to the registration of 9,473,691 shares of common stock, par value $0.01 per share (“Common Stock”);

●

Registration Statement on Form S-3 (No. 333‑255723), filed with the SEC on May 3, 2021, as amended by Pre-Effective Amendment No. 1 to Form S-3, filed with the SEC on June 24, 2021, pertaining to the registration of 248,424 shares of Common Stock;

●	Registration Statement on Form S-3 (No. 333‑265773), filed with the SEC on June 22, 2022, pertaining to the registration of 272,653 shares of Common Stock;

●	Registration Statement on Form S-3 (No. 333‑272993), filed with the SEC on June 28, 2023, pertaining to the registration of 394,127 shares of Common Stock;

●

Registration Statement on Form S-3 (No. 333‑279190), filed with the SEC on May 7, 2024, as amended by Pre-Effective Amendment No. 1 to Form S-3, filed with the SEC on May 24, 2024, pertaining to the registration of 4,580,732 shares of Common Stock; and

●

Registration Statement on Form S-3 (No. 333-183899), filed with the SEC on September 14, 2012, as amended by Pre-Effective Amendment No. 1 to Form S-3, filed with the SEC on November 13, 2021, as amended by Pre-Effective Amendment No. 2 to Form S-3, filed with the SEC on December 12, 2012, as amended by Pre-Effective Amendment No. 3 to Form S-3, filed with the SEC on December 21, 2012, pertaining to the registration of up to 6,729,724 shares of Common Stock; and

●

Registration Statement on Form S-3 (No. 333‑267187), filed with the SEC on August 31, 2022, pertaining to the registration of up to $25,000,000 of Common Stock, preferred stock, warrants to purchase Common Stock, and units comprised of two or more such securities offered by the Registrant.

The number of shares of Common Stock registered under the Registration Statements set forth above have not been adjusted to reflect the 1-for-15 reverse stock split of the issued and outstanding shares of Common Stock effected by the Company on October 4, 2024.

On August 12, 2025, pursuant to the terms of the Agreement and Plan of Merger, dated May 29, 2025, by and among the Registrant, Mist Holding Co., a Delaware corporation and the parent company of Hayes Management Consulting LLC d/b/a MDaudit (“Parent”), and MD BE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated, as of the date hereof, all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended (the “Securities Act”), including the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statements that remain unsold as of the date hereof, and the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 14, 2025. No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-3 in reliance on Rule 478 of the Securities Act.

STREAMLINE HEALTH SOLUTIONS, INC.

By: /s/ Nick Barnes

Nick Barnes

Chief Financial Officer, Treasurer and Secretary